Exhibit 99.1
Ideation Acquisition Corporation Stockholders Approve Acquisition of SearchMedia
International Ltd.
Wilmington, Delaware — October 27, 2009 — Ideation Acquisition Corp. (“Ideation” or the “Company”) (NYSE Amex: IDI, IDI.U, IDI.WS) announced that its stockholders have approved all proposals related to the acquisition of SearchMedia International Ltd. (“SearchMedia”) at its special meeting of stockholders held today. Shareholders representing 82.9% of the outstanding shares voted to approve the business combination with SearchMedia and shareholders representing fewer than 0.4% of shares issued in Ideation’s initial public offering elected to convert their shares to cash. The transaction is expected to close on or about October 30, 2009, subject to the satisfaction or waiver of all closing conditions. Upon completion of the acquisition, Ideation will change its name to SearchMedia Holdings Limited and its common stock, units and warrants will continue to trade on the NYSE Amex under the ticker symbols IDI, IDI.U, and IDI.WS, respectively.
“We are very pleased our stockholders have approved the transaction with SearchMedia,” stated Robert Fried, President and CEO of Ideation. “We look forward to partnering with SearchMedia’s management team, as it executes its aggressive growth strategy and leverages its competitive strengths in the highly attractive outdoor advertising market in China.”
“This business combination is a very important milestone for our Company,” stated Garbo Lee, President of SearchMedia. “The capital and enhanced management resources from this business combination, along with a U.S. stock market listing, will strengthen our position in the marketplace and enable us to further pursue our strategic growth plans.”
About Ideation Acquisition Corp.
Ideation is a publicly traded special purpose acquisition corporation, or SPAC, formed to acquire one or more businesses with a focus on the media sector. As of June 30, 2009, Ideation has in its trust account approximately US$78.8 million (including deferred underwriting fees of US$2.7 million) from the proceeds raised through its initial public offering in November 2007 and interest thereon. As of June 30, 2009, the amount per share available upon liquidation of the trust was approximately US$7.8815. Ideation is headquartered in Wilmington, Delaware.
About SearchMedia
SearchMedia is a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. SearchMedia currently operates a network of over 1,500 high-impact billboards with over 500,000 square feet of surface display area and one of China’s largest networks of in-elevator advertisement panels consisting of over 170,000 frames in 57 cities throughout China. SearchMedia ranked first in market share of in-elevator advertising displays in 13 out of the 26 most affluent cities in China and ranked second in an additional nine of these cities, according to a Nielsen Media Research report published in July 2008. Additionally, SearchMedia operates a network of large-format light boxes in concourses of eight major subway lines in Shanghai. SearchMedia’s core outdoor billboard and in-elevator platforms are complemented by its subway advertising platform, which together enable it to provide multi-platform, “one-stop shop” services for its local, national and international advertising clients that numbered more than 780 cumulatively from its inception to July 31, 2009.
Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Ideation and SearchMedia, their ability to complete a business combination and those other risks and uncertainties detailed in Ideation’s filings with the Securities and Exchange Commission.
Ideation and SearchMedia caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Ideation and SearchMedia do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Contact:
Devlin Lander
ICR
(415) 419-5606
devlin.lander@icrinc.com